UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Church & Dwight Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Church & Dwight Co., Inc.
2008

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

MEETING DATE
MAY 1, 2008

Church & Dwight Co., Inc. 469 North Harrison Street Princeton, New Jersey 08543-5297	Consumer and Specialty Products

CHURCH & DWIGHT CO., INC.

LOCATION OF THE MEETING
HYATT REGENCY PRINCETON
102 Carnegie Center
(Route 1 North)
Princeton, New Jersey
08540-6293 USA
609-987-1234
www.princeton.hyatt.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 1, 2008.

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on Thursday, May 1, 2008 at 11:00 a.m., to consider and take action on the following:

1.	Election of four persons to serve as Directors for a term of three years.

2.	Approval of an amendment to Church & Dwight’s restated certificate of incorporation to increase the authorized Common Stock from 150 million shares to 300 million shares.

3.	Approval of the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan.

4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm to audit the Church & Dwight Co., Inc. 2008 consolidated financial statements.

5.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 14, 2008 will be entitled to notice of, and to vote at, the meeting or any adjournments.

Your vote is important.  Whether or not you expect to attend the meeting, we urge you to vote by submitting your Proxy.  You may vote your Proxy three different ways: by mail, internet or telephone.  Please refer to detailed instructions included with your Proxy materials.

By Order of the Board of Directors,

SUSAN E. GOLDY
Executive Vice President, General Counsel
and Secretary

Princeton, New Jersey
_____________, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 1, 2008: The Proxy Statement and 2007 annual report are available at: _____________

HYATT REGENCY PRINCETON
102 Carnegie Center
(Route 1 North)
Princeton, New Jersey
08540-6293 USA
609-987-1234
www.princeton.hyatt.com

From North
Take the New Jersey Turnpike South to Exit 9 (New Brunswick).
After the toll, stay right; take Route 18 North 1/2 mile.
From Route 18, take Route 1 South 18 miles. Exit Alexander Road East.
Proceed two traffic lights and turn right into Carnegie Center.
Take first right into hotel entrance.

From South
Take I-295 north to Exit 67A (Route 1 North-New Brunswick).
Proceed on Route 1 North 3 1/2 miles to Princeton area, exit right to Alexander Road East.
At traffic light make right onto Alexander Road East.
Proceed to next traffic light and make another right.
Hotel entrance is on right.

CHURCH & DWIGHT CO., INC.
469 North Harrison Street, Princeton, New Jersey 08543-5297
609-683-5900

PROXY STATEMENT

PROXIES AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on May 1, 2008 and at any adjournments. Distribution of this Proxy Statement and enclosed form of Proxy is commencing on or about ______________, 2008.

Each holder of record of our Common Stock at the close of business on March 14, 2008 is entitled to one vote per share. At the close of business on March 14, 2008, ___________ shares of our Common Stock were outstanding.

Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. Any proxy that is not revoked will be voted at the Annual Meeting. If no contrary instruction is indicated on the proxy, the persons named in the proxy will vote the shares FOR the election of the nominees described in this Proxy Statement, FOR the approval of the amendment to our restated certificate of incorporation, FOR the approval of our Omnibus Equity Compensation Plan and FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The presence, in person or by proxy, of the holders of record of such number of shares of our Common Stock as are entitled to cast a majority of the votes at the meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker or other holder of record does not vote on a particular proposal because that holder does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the Annual Meeting. The proposal to amend our restated certificate of incorporation will be adopted if holders of a majority of the outstanding shares of Common Stock vote in favor. Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting. An abstention will have the same effect as a vote against. A broker “non-vote” has the same effect as a vote against the proposal to amend the restated certificate of incorporation, and is not counted for purposes of voting on other matters.

The Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person and by telephone. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for forwarding proxy material to beneficial owners.

ELECTION OF DIRECTORS

Our restated certificate of incorporation provides for the division of the Board of Directors into three classes, with the Directors in each class serving for a term of three years. At the Annual Meeting, five Directors will be elected to serve until the 2011 annual meeting and until their successors are elected and qualified. All nominees currently are members of the Board.

We do not anticipate that any of the nominees will become unavailable to serve as a Director for any reason, but if they became unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in the relevant class. Information concerning the nominees and the continuing members of the Board of Directors is provided below:

Standing for Election for Term Expiring in 2011

JAMES R. CRAIGIE

Mr. Craigie, 54, has been our Chairman and Chief Executive Officer since May 2007.  From July 2004 until May 2007, he was our President and Chief Executive Officer.  He has been a Director of Church & Dwight since July 2004. From December 1998 through September 2003 he was President and Chief Executive Officer and a member of the Board of Directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. Under two separate agreements, Spalding Sports Worldwide sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. in April 2003 and changed its name to Top-Flite Golf Co. (“Top-Flite”). In addition, Top-Flite negotiated an asset purchase agreement and bid procedures with Callaway Golf Company (“Callaway”) to facilitate an expedited auction process and sale of assets. Thereafter, in June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered the auction process. In early September 2003, the bankruptcy court approved Callaway’s purchase of Top-Flite’s assets, which was completed later in the month. During the period from 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods. Prior to entering private industry, he served for 6 years as an officer in the U.S. Navy. He currently serves as a member of the Board of Directors of Meredith Corporation, a media and marketing company, Graham Windham, a non-profit organization helping at-risk children and youth, and the Grocery Manufacturer’s Association, an industry council consisting of chief executive officers from leading consumer packaged goods companies.

ROBERT A. DAVIES, III

Mr. Davies, 72, was Chairman of the Board from February 2001 until May 2007. He was our Chief Executive Officer from 1995 until July 2004, and from 1995 until 2001 he also served as our President. From January 1995 to September 1995, he was the President of our Arm & Hammer Division. Mr. Davies was also with Church & Dwight from 1969 to 1984 in various positions, including President and Chief Operating Officer. During the period from 1985 to 1990, he served as President and Chief Executive Officer and a member of the Board of Directors of California Home Brands, Inc. He is currently a member of the Executive Committee of the Board. Mr. Davies served as a Director of Church & Dwight from 1981 until 1984, and again became a Director in 1995.

ROSINA B. DIXON, M.D.

Dr. Dixon, 65, became the Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis in September 2006. From 1986 until September 2006, she was a consultant to the pharmaceutical industry. She is a Director of Cambrex Corporation, a life sciences company, and a Director of Daytop NJ, a residential substance abuse facility. Dr. Dixon also serves on the Board of Advisors for the Silberman College of Business at Fairleigh Dickinson College. She became a Director of Church & Dwight in 1979 and is the Chairperson of the Governance & Nominating Committee of the Board and is a member of the Executive Committee of the Board.

ROBERT D. LEBLANC

Mr. LeBlanc, 58, retired in March 2003 as President and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer, and as Executive Vice President and Director of Handy & Harman’s parent company, WHX Corporation. Prior to joining Handy & Harman in 1996, he was Executive Vice President of Elf Atochem North America, a specialty chemicals company.  He is a Member of the Board of Advisors of Jetera, LLC, a precision media company, and is a Director of the Connecticut chapter of The National Association of Corporate Directors. He became a Director of Church & Dwight in 1998 and is the Chairperson of the Compensation & Organization Committee of the Board and a member of the Audit Committee of the Board.

Continuing Directors

Current Term Expires in 2009
T. ROSIE ALBRIGHT

Ms. Albright, 61, retired in September 2001 as President, Carter Products Division, Carter-Wallace, Inc., where she was employed since December 1995. From November 1993 to November 1995, she served as General Manager and Executive Vice President, Revlon Beauty Care Division, and Executive Vice President, Almay Cosmetics Division, of Revlon, Inc. From September 2001 to May 2004 she was an advisor to the Armkel LLC Board of Directors. Armkel succeeded to a portion of Carter-Wallace’s consumer products division in September 2001 and was merged into Church & Dwight in May 2004. Ms. Albright is also a Director of UIL Holdings Corporation, a holding company for The United Illuminating Company, a regulated utility. She became a Director of Church & Dwight in November 2004 and currently serves on the Compensation & Organization and Governance & Nominating Committees of the Board.

ROBERT A. MCCABE

Mr. McCabe, 73, is Chairman of Pilot Capital Corporation, a company he founded in 1987, which is engaged in equity investing in private and public companies. He is a Trustee of the American School of Classical Studies at Athens, the Thera Foundation and Athens College in Greece. He has been a Director of Church & Dwight since 1987 and is a member of the Governance & Nominating Committee of the Board.

RAVICHANDRA K. SALIGRAM

Mr. Saligram, 51, has been an Executive Vice President of  ARAMARK Corporation since November 2006, and has been President, ARAMARK International since June 2003.  Mr. Saligram held the position of Senior Vice President, ARAMARK Corporation from November 2004 until December 2006. From 1994 until 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America; Chief Marketing Officer & Managing Director, Global Strategy; President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas. Mr. Saligram is a Trustee of the Eisenhower Fellowships. Mr. Saligram became a Director of Church & Dwight in August 2006 and is a member of the Compensation & Organization Committee of the Board.

ROBERT K. SHEARER

Mr. Shearer, 56, has been Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company, since May 2005, and has served VF Corporation in several capacities since 1986, including Vice President-Finance and Chief Financial Officer from July 1998 to May 2005.  Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young.  Mr. Shearer became a Director on January 30, 2008 and is a member of the Audit Committee of the Board.

Current Term Expires in 2010

BRADLEY C. IRWIN

Mr. Irwin, 49, has been President, Cadbury Adams North America LLC , the North American confectionery business unit of Cadbury Schweppes plc., since June 2007.  From April 2003 until June 2007, Mr. Irwin was President, Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 until April 2003. From 1980 to 1999, Mr. Irwin served in various capacities for Procter & Gamble Co. He is a member of the Board of Trustees of Save the Children, a non-profit organization. Mr. Irwin became a Director of Church & Dwight in November 2006 and is a member of the Audit Committee of the Board.

J. RICHARD LEAMAN, JR.

Mr. Leaman, 73, retired in 1995 as President and Chief Executive Officer of S. D. Warren Company, a producer of coated printing and publishing papers. From 1991 through 1994, he was Vice Chairman of Scott Paper Company. He is a Director of Stonebridge Financial Corporation, a financial holding company, and its bank subsidiary, Stonebridge Bank. He also serves on the Board of Elwyn, Inc., a non-profit human services organization. He has been a Director of Church & Dwight since 1985, serves as Chairperson of the Audit Committee of the Board and is a member of the Executive Committee of the Board.

JOHN O. WHITNEY

Mr. Whitney, 80, is a Professor Emeritus of Management Practice at Columbia Business School. He serves as Advisory Director of Newsbank, a worldwide information provider. He became a Director of Church & Dwight in 1992 and is a member of the Compensation & Organization and Audit Committees of the Board.  He is the designated independent presiding Lead Director of the Board.

ARTHUR B. WINKLEBLACK

Mr. Winkleblack, 50, has been Executive Vice President and Chief Financial Officer of H. J. Heinz, a global packaged food manufacturer, since January 2002.  From 1999 to 2001, Mr. Winkleblack was Acting Chief Operating Officer-Perform.com and Chief Executive Officer- Freeride.com at Indigo Capital.  Prior to working at Indigo Capital, Mr. Winkleblack held senior finance positions at the C. Dean Metropoulos Group, Six Flags Entertainment and Commercial Avionics Systems.  Mr. Winkleblack became a Director on January 30, 2008 and is a member of the Audit Committee of the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our corporate governance guidelines, including guidelines for the determination of Director independence, the responsibilities and duties of the Board of Directors, Director access to management and independent advisors, Director compensation, the committees of the Board and other matters relating to our corporate governance, are available on the Investors page of our website, www.churchdwight.com. Also available on the Investors page are other corporate governance documents, including the Code of Conduct and the charters of the Compensation & Organization Committee, Audit Committee and Governance & Nominating Committee.

You may also request a copy of these documents in printed form at no cost by writing to: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary, or by telephoning us at 609-683-5900.

Our website is not part of this Proxy Statement; references to our website address in this proxy statement are intended to be inactive textual references only.

Board Independence

The Board has affirmatively determined that each of T. Rosie Albright, Rosina B. Dixon, Bradley C. Irwin, J. Richard Leaman, Jr., Robert D. LeBlanc, Robert A. McCabe, Ravichandra K. Saligram, Robert K. Shearer, John O. Whitney and Arthur B. Winkleblack are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards.

The Board has further determined that each of the members of the Audit Committee, Compensation & Organization Committee and Governance & Nominating Committee are independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee meet the additional independence requirements of the NYSE applicable to Audit Committee members.

To assist the Board in making determinations of independence, the Board has adopted categorical standards. Under these standards, none of the following relationships disqualify any Director or nominee from being considered “independent”:

•	A Director’s or a Director’s immediate family member’s ownership of 5% or less of the equity of an organization that has a relationship with us;
•
A Director’s service as an executive officer of or employment by, or a Director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any fiscal year in any of the last three years, is less than the greater of $1 million or 2% of the other company’s consolidated gross revenues, or

•
A Director’s service as an executive officer of a charitable organization that received annual contributions from us in any of the last three years that have not exceeded the greater of $1 million or 2% of the charitable organization’s annual gross revenues.

            All Directors that the Board determined are independent satisfied these categorical standards.

Executive Sessions of Non-Management Directors

The Board meets at regularly scheduled executive sessions without members of our management present. The Lead Director of the Board, currently Mr. Whitney, is responsible for chairing the executive sessions of the Board.

Communication with the Board of Directors

Any person who wishes to communicate with the Board, including the Lead Director or the non-management Directors as a group, may direct a written communication, addressed to the Board, the Lead Director or the non-management Directors at: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary. Such correspondence will be logged in and forwarded to the Lead Director of the Board.

Board of Directors Meetings and Board Committees

During 2007, there were eight meetings of the Board of Directors. There are four standing committees of the Board: the Audit Committee, the Compensation & Organization Committee, the Governance & Nominating Committee and the Executive Committee, each described below. Each Director attended at least 75% of the total number of meetings held by the Board of Directors and all committees of the Board on which such Director served. We expect all Directors to attend the Annual Meeting absent exceptional circumstances. All Directors attended the 2007 Annual Meeting of Stockholders.

Audit Committee.    During 2007, the Audit Committee, comprised of J. Richard Leaman, Jr. (Chairperson), Bradley C. Irwin, Robert D. LeBlanc and John O. Whitney, met 5 times. Currently, the members of the Audit Committee are J. Richard Leaman, Jr. (Chairperson), Bradley C. Irwin, Robert K. Shearer and Arthur B. Winkleblack. The Audit Committee (i) has sole authority to engage, retain and dismiss our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and lawfully permitted non-audit services, subject to the pre-approval policy discussed below; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements included in our filings with the Securities and Exchange Commission; (iv) discusses with management, the internal auditors and our independent registered public accounting firm, our risk management policies and major risk exposures; (v) oversees the internal audit function and (vi) oversees our internal controls and reviews periodically policies and procedures regarding business conduct and ethics.

The Audit Committee has established a policy regarding the approval of audit and non-audit services provided by its independent registered public accounting firm. Specifically, the Committee pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm. The Committee sets annual baskets for the amount of certain services which we would obtain from the independent registered public accounting firm and requires management to report on the specific engagements to the Committee on a periodic basis and to request any increased spending beyond the basket amounts.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary. Such correspondence will be logged in and forwarded to the members of the Audit Committee.

The Board has determined that Mr. Shearer is an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

Compensation & Organization Committee.    During 2007, the Compensation & Organization Committee, comprised of Robert D. LeBlanc (Chairperson), T. Rosie Albright, Ravichandra K. Saligram and John O. Whitney, met seven times. Under its charter, the Compensation & Organization Committee is responsible for determining, subject to ratification as described below, the specific salary, bonuses, stock awards and other compensation for our elected officers, which includes the named executive officers identified in the Summary Compensation Table on page xx. The independent Directors, acting by a majority vote of the independent Directors of the full Board then in office, must ratify the Chief Executive Officer’s compensation. The Board ratifies compensation for all other elected officers. The Compensation & Organization Committee also oversees the design of our executive compensation programs; administers and makes recommendations to the Board regarding our incentive and equity compensation plans; and reviews and approves corporate goals and objectives as they relate to Chief Executive Officer and other executive officer compensation. The Compensation & Organization Committee may, to the extent permitted by law, regulation or listing standards, delegate specific tasks to its Chairperson or a subcommittee consisting of at least two committee members. In considering executive and director compensation, the Compensation & Organization Committee takes into account statistical data and recommendations of the Chief Executive Officer. However, the Chief Executive Officer does not make recommendations regarding his own compensation.

The Compensation & Organization Committee considers the recommendations as well as the comparative data provided by Steven Hall & Partners, a compensation consultant engaged directly by the Compensation & Organization Committee. For a description of the analysis and other services provided by Steven Hall & Partners and previously engaged compensation consultants, see “Compensation Discussion & Analysis.”

Governance & Nominating Committee.    During 2007, the Governance and Nominating Committee, comprised of  Rosina B. Dixon (Chairperson) T. Rosie Albright and Robert A. McCabe, met seven times. The Governance & Nominating Committee (i) establishes criteria for the selection of candidates to serve on the Board, (ii) reviews and evaluates Director candidates and makes recommendations to the Board concerning nominees for election as Board members, (iii) considers questions of Board independence, (iv) makes recommendations to the Board concerning executive officer succession, (v) oversees Board and Committee evaluations and (vi) makes recommendations to the Board regarding corporate governance matters.  In addition, as of March 5, 2008, the Governance & Nominating Committee is responsible for reviewing annually the compensation of our independent Directors and other non-employee Directors and the principles upon which this compensation is determined. Non-employee Director compensation previously was the responsibility of the Compensation & Organization Committee.

The Governance & Nominating Committee recommends to the Board candidates for nomination to the Board of Directors. The Committee seeks Director candidates based upon a number of qualifications, including a candidate’s integrity, education, business judgment, business experience, accounting and financial expertise, diversity of experience, reputation, civic and community relationships, high performance standards and ability to act on behalf of stockholders. The Committee considers and recommends candidates to the Board so that the Board collectively possesses a broad range of skills and experience that can be of assistance in the operation of our business. The Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of Director candidates. In addition, the Committee will consider recommendations for Director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297, Attention: Secretary. In order to enable consideration of the candidate in connection with our 2009 Annual Meeting, a stockholder must submit the following information by November 27, 2008: (i) The name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (ii) information about the relationship between the candidate and the recommending stockholder and (iii) the consent of the candidate to serve as a Director. In considering any candidate proposed by a stockholder, the Committee will reach a conclusion based on the criteria described above. The Committee may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Committee. The Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

The nominations of Messrs. Shearer and Winkleblack were initially recommended by a third-party search firm.

Executive Committee.    The Executive Committee members are Robert A. Davies, III, Rosina B. Dixon and J. Richard Leaman, Jr. The Executive Committee did not meet in 2007. The Executive Committee may exercise the authority of the Board of Directors, except as specifically reserved by Delaware law to the Board or as the Board otherwise provides.

Code of Conduct

We have adopted a Code of Conduct that applies to all employees and Directors. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Code of Conduct is available on the Investors page of our website at www.churchdwight.com. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on the Investors page of our website.

Compensation of Directors

Directors’ fees are:

• Annual Retainer:
• Lead Director	$70,000
• Chairperson of Audit Committee	$56,000
• Chairperson of Compensation & Organization Committee	$54,000
• Chairperson of Governance & Nominating Committee	$52,000
• Other non-employee Director	$50,000

• Meeting Fees – Board of Directors:
• Non-employee Directors	$2,000

• Meeting Fees – Board Committees:
• Committee Chairpersons	$4,000
• Each other committee Member	$2,000

We pay fees to Directors in accordance with the Compensation Plan for Directors, as described below. The fees may be deferred, in accordance with the Deferred Compensation Plan for Directors, as described below.

Compensation Plan for Directors.    Those Directors not electing to defer their compensation are paid under the Compensation Plan for Directors This plan provides for our payment of Directors’ compensation quarterly, in the form of our Common Stock. In determining the number of shares a Director is entitled to receive in a quarter, we apply the sum of one-quarter of the Director’s annual retainer and the Director’s Board and committee meeting fees earned for the quarter. We divide this amount by the closing price of a share of Common Stock as reported on the New York Stock Exchange on the last trading day of the calendar quarter for compensation paid with respect to each of the first three quarters, and on the first trading day following the Board’s regularly-scheduled meeting in December for compensation paid with respect to the fourth quarter. For the purpose of this calculation, we provide a whole share in lieu of any fractional share. Annually, a Director may elect for the following year to receive his or her compensation in 50% cash and 50% in our Common Stock instead of 100% in our Common Stock.

Deferred Compensation Plan for Directors.    This plan provides an opportunity for a Director to defer payment of Directors fees until the Director ceases to be a Director. In advance of each calendar year, a Director may elect to defer his or her Director’s fees into a notional investment in our Common Stock. The value of the Director’s account thereafter is adjusted to reflect the deemed rate of return, positive or negative, on the notional investment in our Common Stock. The amount of the deferred compensation payable to a Director is equal to the value of the Director’s deferred compensation account on January 1 in the year following the year in which the Director ceases to be a Director. This amount is payable in cash either in a lump sum or in annual installments over a period of up to ten years. The number of notional shares represented by amounts held in a participating Director’s account is set forth in the table captioned “Securities Ownership of Certain Beneficial Owners and Management” on page XX.

Stock Option Plan for Directors.    Under the Stock Option Plan for Directors, stock options are granted to all non-employee Directors to purchase shares of our Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. All shares underlying the stock options vest three years from the grant date. The stock options terminate ten years after the grant date.

Participating Directors are granted an option to purchase 5,000 shares of our Common Stock each year on the date of our annual meeting of stockholders. Newly elected Directors are granted an initial option to purchase 5,000 shares of Common Stock on the date of their election, but may not receive more than one grant in any calendar year.

We are proposing that the stockholders approve the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan at the Annual Meeting.  If approved, the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan will replace, among other plans, the Stock Option Plan for Directors.  See "Proposal to Approve the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan."

Stock Ownership Guidelines for Directors.    We instituted stock ownership guidelines for non-employee Directors at the same time as we established the executive officer guidelines. For a description of our stock ownership guidelines see “Compensation Discussion and Analysis—Stock Ownership Guidelines.” The non-employee Director guidelines are based on a multiple of five times the Director’s annual retainer as of January 1, 2008 or, if later, on the date the Director was first elected. The number of shares a Director is required to hold is calculated in the same manner as for executive officers, except that the calculation for Directors is based on five times the Director’s annual retainer rather than on salary. The Non-Employee Director stock ownership guidelines are recalibrated at the same time as the guidelines for executive officers are recalibrated.  The last recalibration took place on Janaury 1, 2008.

The guidelines applicable to each of the non-employee Directors, and the Directors’ progress towards achieving the required stock ownership levels, are shown on the following table:

[Data to be included in Definitive Proxy Statement]
Name	Applicable Annual Retainer	Applicable Price Per Share	Required Number of Shares to be Held	Number of Shares Held at 12/31/07
T. Rosie Albright
Robert A. Davies, III
Rosina B. Dixon
Bradley C. Irwin
J. Richard Leaman, Jr.
Robert D. LeBlanc
Robert A. McCabe
Ravichandra K. Saligram
Robert K. Shearer
John O. Whitney
Arthur B. Winkleblack

Additional Arrangements with Former Chief Executive Officers.    Mr. Minton, Chairman Emeritus of the Board, retired as our Chief Executive Officer and President on October 1, 1995. Effective on that date, we entered into an arrangement with Mr. Minton that will continue for the remainder of Mr. Minton’s life. Under the arrangement, as amended, Mr. Minton will receive annual payments of not less than $100,000. Mr. Minton received $100,000 in 2007, and will receive $100,000 in 2008. In addition, under the arrangement we continue Mr. Minton’s medical benefits and provide office space and administrative support. The cost of these benefits, space and support was $90,736 in 2007.

The Board has agreed that stock options granted to Mr. Davies prior to his termination of employment with us as our Chief Executive Officer on June 30, 2005, will remain exercisable until the end of the ten-year periods commencing on the grant dates of the respective options.  In addition, we have agreed to provide office space and administrative support for Mr. Davies. The cost of such space and support was $13,033 in 2007.

The following table provides information regarding compensation for our non-employee Directors in 2007, which reflects the Directors fees, compensation plans and other arrangements described above. The table does not include compensation for reimbursement of travel expenses related to attending Board or Board Committee meetings, and does not include compensation to James R. Craigie, our Chairman and Chief Executive Officer, which is included in the Summary Compensation Table on page xx.

2007 DIRECTOR COMPENSATION TABLE

[Data to be included in Definitive Proxy Statement]
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Rosie Albright
Robert A. Davies, III
Rosina B. Dixon
Bradley C. Irwin
J. Richard Leaman, Jr.
Robert D. LeBlanc
Dwight C. Minton
Robert A. McCabe
Lionel L. Nowell, III
Ravichandra K. Saligram
John O. Whitney

Our Executive Officers

Listed below are the names, ages (as of March 31, 2008) and positions held by each of our executive officers and our principal accounting officer.

Name	Age	Position
James R. Craigie	54	Chairman and Chief Executive Officer
Jacquelin J. Brova	54	Executive Vice President, Human Resources
Mark G. Conish	55	Executive Vice President, Global Operations
Steven P. Cugine	45	Executive Vice President, Global New Products Innovation
Matthew T. Farrell	51	Executive Vice President and Chief Financial Officer
Bruce F. Fleming	50	Executive Vice President and Chief Marketing Officer
Susan E. Goldy	54	Executive Vice President, General Counsel and Secretary
Adrian J. Huns	60	Executive Vice President, President International Consumer Products
Joseph A. Sipia, Jr.	59	Executive Vice President, President and Chief Operating Officer Specialty Products Division
Paul A. Siracusa	51	Executive Vice President, Global Research & Development
Louis H. Tursi, Jr.	47	Executive Vice President, Domestic Consumer Sales
Steven J. Katz	50	Vice President, Controller and Chief Accounting Officer

All executive officers serve at the discretion of the Board of Directors. Mr. Katz, our principal accounting officer, serves at the discretion of the Chief Executive Officer.

Mr. Craigie has been our Chairman and Chief Executive Officer since May 2007.  From July 2004 until May 2007, he was our President and Chief Executive Officer and a Director. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the Board of Directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. Mr. Craigie was recruited by Kohlberg Kravis Roberts & Co. to assist in the turnaround of this financially troubled athletic equipment manufacturer and marketer. Pursuant to two separate agreements, Spalding Sports Worldwide sold its Etonic shoe and glove business to a private investment entity and its non-golf sporting goods assets to Russell Corp. in April 2003 and changed its name to Top-Flite Golf Co. In addition, Top-Flite negotiated an asset purchase agreement and bid procedures with Callaway Golf Company to facilitate an expedited auction process and sale of assets. Thereafter, in June 2003, Top-Flite filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, and the court administered the auction process. In early September 2003, the bankruptcy court approved Callaway’s purchase of Top-Flite’s assets, which was completed later in the month. During the period from 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods. Prior to entering private industry, he served for six years as an officer in the U.S. Navy. He currently serves as a member of the Board of Directors of Meredith Corporation, a media and marketing company, Graham Windham, a non-profit organization helping at-risk children and youth, and the Grocery Manufacturer’s Association, an industry council consisting of chief executive officers from leading consumer packaged goods companies.

    Ms. Brova has been our Executive Vice President, Human Resources since May 2007.  From January 2006 until May 2007, she was our Vice President, Human Resources. From August 2005 to January 2006, she served as Vice President, Employee Relations and from September 2002 to July 2005 as Director, Human Resources. Prior to joining us in September 2002, Ms. Brova held various human resources and labor relations positions during her 25 years with Bethlehem Steel, the most recent of which was General Manager of the Corporate Compensation and Benefits Division, which she held from January 2000 to August 2002.

Mr. Conish has been our Executive Vice President, Global Operations since May 2007.  From December 2004 until May 2007, he was Vice President, Global Operations, and from July 1999 until December 2004, he was Vice President, Operations. From 1994 until July 1999, he was Vice President, Manufacturing and Distribution. Mr. Conish has been employed by us in various positions since 1975. Mr. Conish also serves as a member of the Board of Directors of Tasty Baking Company, a manufacturer of baked goods.

Mr. Cugine has been our Executive Vice President, Global New Products Innovation since May 2007.  From September 2005 until May 2007, he was our Vice President, Global New Products Innovation, and from July 2004 until September 2005, he was Vice President, President of Household Products Division. From December 1999 until July 2004, he was Vice President, Human Resources. During that time he also served as Acting President of Household Products Division from August 2002 until July 2004 and as Acting President of the Specialty Products Division from October 2000 to February 2002. From 1988 to December 1999, Mr. Cugine served in several capacities with FMC Corporation, most recently as Director of Human Resources for the Alkali, Peroxide and Oxidant Chemical Divisions.

Mr. Farrell has been our Executive Vice President Finance and Chief Financial Officer since May 2007, and from September 2006 until May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma, Inc. from April 2002 until August 2006. From July 2000 to April 2002, he held the position of Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 to June 2000, he held various senior financial positions at AlliedSignal. Mr. Farrell currently serves as a member of the Board of Directors of Lydall, Inc., a supplier of engineered thermal, acoustical and filtration products.

Mr. Fleming has been our Executive Vice President and Chief Marketing Officer since May 2007, and from January 2006 until May 2007 he was our Vice President and Chief Marketing Officer. From August 2004 through January 2006, he was an independent consultant to private equity firms and new venture start-ups. From June 2002 through August 2004, Mr. Fleming was CEO, President and Director of BriteSmile, Inc. He served as Senior Vice President and Global Head of the OTC Medicines business of Novartis AG from June 2001 to June 2002. From March 1981 to January 2001, he held several positions at Johnson & Johnson, and served as Worldwide Vice President and a member of the Worldwide Franchise Management Board from November 1995 until January 2001.

Ms. Goldy has been our Executive Vice President, General Counsel and Secretary since May 2007, and from June 2003 until May 2007 she was our Vice President, General Counsel and Secretary. Ms. Goldy was Associate General Counsel for ARAMARK Corporation from April 2002 to May 2003, and was Senior Vice President and General Counsel of Delco Remy International, Inc. from February 1997 through March 2002. Prior to February 1997, she was a partner at the law firm of Dechert LLP.

Mr. Huns has been our Executive Vice President, President, International Consumer Products since May 2007, and was our Vice President, President, International Consumer Products from the time of the merger of Armkel, LLC into Church & Dwight on May 28, 2004 until May 2007. From October 2001 until the merger, he served as President, International Operations of Armkel. From May 1996 until October 2001, Mr. Huns served as President, International Division and Corporate Vice President for Carter-Wallace Inc. Prior to May 1996, he was Managing Director of the Carter-Wallace subsidiary operation in the United Kingdom for six years. Mr. Huns worked in Belgium for the Medgenix Group from 1988 to 1989 and served as Director of Marketing for the international branded health care operations of the Boots Company in England from 1978 to 1988.

    Mr. Sipia has been our Executive Vice President, President and Chief Operating Officer of the Specialty Products Division since May 2007.  From February 2002 until May 2007, he was our Vice President, President and Chief Operating Officer of the Specialty Products Division. From 1977 through January 2002, he served in several capacities with FMC Corporation, most recently as the General Manager of its Alkali Chemical business. He also served FMC as General Manager of its Hydrogen Peroxide business and held senior positions in Global Business Management, Marketing and Operations in FMC’s Agricultural Products business.

Mr. Siracusa has been our Executive Vice President, Global Research & Development since May 2007, and was our Vice President, Global Research & Development from March 2005 until May 2007. Mr. Siracusa served as Senior Vice President, Research & Development for Playtex Products, Inc. from March 2000 to March 2005. From 1997 to 2000, he was Senior Vice President Research & Development for Reckitt & Coleman plc, a consumer products company, and also served that company from 1995 to 1997 as Divisional Vice President of Research & Development, North America.

Mr. Tursi has been our Executive Vice President, Domestic Consumer Sales since May 2007, and was Vice President, Domestic Consumer Sales from July 2004 until May 2007. Prior to joining us, Mr. Tursi served as Vice President of Sales, Marketing and Customer Service of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. from 1999 to 2004. From 1998 to May 1999, he served as Vice President of Sales for Vlasic Foods International. As described above in Mr. Craigie’s biography, Top-Flite sold its assets in September 2003 under an agreement with Callaway Golf Company and a bankruptcy court administrative auction process following Top-Flite’s filing for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware in July 2003.

Mr. Katz has been our Vice President, Controller and Chief Accounting Officer since May 2007.  From January 2003 until May 2007, Mr. Katz was our Controller, and from April 1993 to December 2002, he held the position of Assistant Controller.  Mr. Katz has been employed by us in various positions since 1986.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning ownership of our Common Stock as of March 14, 2008 (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our Common Stock, (ii) each Director and each nominee for election as a Director, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation,” and (iv) all Directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

[Data to be included in Definitive Proxy Statement]
Amount and Nature of Beneficial Ownership
Name	Shares	Percent of Class	Notional Shares in Deferred Compensation Plans
Neuberger Berman, Inc.
Wellington Management Company, LLP
T. Rosie Albright
James R. Craigie
Robert A. Davies, III
Rosina B. Dixon
Bradley C. Irwin
J. Richard Leaman, Jr.
Robert D. LeBlanc
Ravichandra K. Saligram
Robert K. Shearer
John O. Whitney
Arthur B. Winkleblack
Matthew T. Farrell
Mark G. Conish
Adrian J. Huns
Joseph A. Sipia, Jr.
All Executive Officers and Directors as a Group (____ Persons)

AUDIT COMMITTEE REPORT
[to be included in Definitive Proxy Statement]

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2006 and 2007 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

[Data to be included in Definitive Proxy Statement]

	2007	2006
Audit Fees	$	$2,543,000
Audit-Related Fees(1)	$	$181,000

Total Audit and Audit-Related Fees	$	$2,714,000
Tax Fees(2)	$	$463,000
All Other Fees(3)	$	$50,000

(1)	Audit-related fees include services for acquisition related due diligence work.
(2)	Tax fees include services for compliance and planning.
(3)	All other fees include services to assist us in determining the amount of contractual payment obligations.

COMPENSATION DISCUSSION AND ANALYSIS
[to be included in Definitive Proxy Statement]

2007 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our Chief Executive Officer, Chief Financial Officer and each of the next three most highly paid executive officers for 2007 and 2006. We sometimes refer to these persons as the “named executive officers.”

[Data to be included in Definitive Proxy Statement]
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Craigie	2007	0	0	0	0	0	0	0	0
Chairman and Chief	2006
Executive Officer

Matthew T. Farrell	2007
Executive Vice President	2006
Finance and Chief
Financial Officer

Mark G. Conish	2007
Executive Vice President,	2006
Global Operations

Adrian J. Huns	2007
Executive Vice President,	2006
President International
Consumer Products

Joseph A. Sipia, Jr.	2007
Executive Vice President,	2006
President and Chief
OperatingOfficer Specialty Products Division

Employment Agreements

We entered into an employment agreement with Mr. Craigie on June 11, 2004, relating to Mr. Craigie’s employment as President and Chief Executive Officer. The agreement provides for an initial annual base salary of $650,000; a “sign-on” grant of stock options to purchase 187,500 shares of our Common Stock (adjusted to reflect a 3-for-2 stock split on September 1, 2004); an annual incentive compensation award target of 100% of annual base salary, subject to a maximum award payout amount not to exceed 200% of annual base salary, and participation in our health, welfare and retirement savings plans.

     We entered into an employment agreement with Mr. Farrell on August 23, 2006, relating to Mr. Farrell’s employment as Vice President and Chief Financial Officer. The agreement provides for an initial base salary of $450,000; a $350,000 “sign-on” bonus; a “sign-on” grant of stock options to purchase 75,000 shares of our Common Stock; which will vest on the third anniversary of his commencement of employment; a “sign-on” grant of 35,000 shares of restricted Common Stock which will vest in one-third increments on the first, second and third anniversary of his commencement of employment; an annual incentive compensation award payout of $225,000 for 2006; and participation in Church & Dwight’s health, welfare and retirement savings plans. The agreement also provides that Mr. Farrell’s annual incentive compensation award target for 2007 was 55% of base salary.  For 2008 and thereafter, Mr. Farrell’s annual incentive compensation award target will be 60% of base salary.

Mr. Huns entered into an Employment Agreement with Armkel, LLC on June 1, 2002, which we assumed effective upon the merger of Armkel with us on May 28, 2004. The agreement now relates to Mr. Huns’ employment as our President, International Consumer Products. The agreement provides for a minimum base salary of $275,000 annually; a “sign-on” bonus of $600,000; a retention bonus of $600,000 that was paid on October 1, 2003; an annual incentive compensation award target of 55% of annual base salary, subject to a maximum award payout not to exceed 110% of annual base salary; and certain other benefits generally made available to executives. In accordance with the terms of the employment agreement, and as a result of Armkel’s merger into us, Mr. Huns was entitled to a change of control bonus comprised of $930,000 and an equity appreciation award of $270,000. The change of control bonus, totaling $1,200,000, was payable in three equal $400,000 installments, the first of which was paid on July 15, 2004, the second of which was paid on May 28, 2005 and the last of which was paid on May 28, 2006. In 2006, Mr. Huns’ annual incentive compensation bonus target was reduced to 50%.

We entered into an Employment Agreement with Mr. Sipia on February 1, 2002 relating to Mr. Sipia’s employment as President and Chief Operating Officer of the Specialty Products Division. The agreement provides for an initial annual base salary of $250,000; an annual incentive compensation award target of 55% of annual base salary; subject to a maximum award payout amount not to exceed 110% of annual base salary; our contribution of an amount equal to an additional 10% of compensation (salary and annual incentive plan award payout) for Mr. Sipia’s account under the EDCP, which percentage will decrease to 7% at age 62, 4% at age 63 and 0 at age 64; “sign-on” and special grants of stock options to purchase 25,950 and 11,550 shares, respectively of our Common Stock (in each case adjusted to reflect a 3-for-2 stock split on September 1, 2004); and participation in our health, welfare and retirement savings plans. In 2006, Mr. Sipia’s annual incentive compensation bonus target was reduced to 50%.

2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to the named executive officers in 2007.

[Data to be included in Definitive Proxy Statement]
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
James R. Craigie
Matthew T. Farrell
Mark G. Conish
Adrian J. Huns
Joseph A. Sipia, Jr.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2007.

 [Data to be included in Definitive Proxy Statement]
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
James R. Craigie
Matthew T. Farrell
Mark G. Conish
Adrian J. Huns
Joseph A. Sipia, Jr.

2007 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by the named executive officers during 2007 and vesting of restricted stock held by the named executive officers during 2007.

 [Data to be included in Definitive Proxy Statement]
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James R. Craigie
Matthew T. Farrell
Mark G. Conish
Adrian J. Huns
Joseph A. Sipia, Jr.

2007 NONQUALIFIED DEFERRED COMPENSATION

The named executive officers are among employees eligible to participate in our Executive Deferred Compensation Plan. Participants can elect to defer up to 85% of their salary and annual incentive plan award payout. Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our Common Stock. The other notional investments are a group of mutual funds. We also make contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under our Savings and Profit Sharing Plan but for (i) limitations imposed by the Internal Revenue Code on plan contributions and (ii) the participant’s deferrals under our Executive Deferred Compensation Plan. Following retirement, participants may elect to receive either lump sum payment or installment payments for up to 20 years. Under some circumstances, participants also may elect to receive an in-service distribution in a lump sum or in installments over a period of up to four years. A participant’s interest in the portion of his or her account derived from our contributions vests over a period of four to five years from commencement of employment and any unvested portion vests upon the death of a participant.

The following table provides details regarding nonqualified deferred compensation for the named executive officers in 2007.

 [Data to be included in Definitive Proxy Statement]
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James R. Craigie
Matthew T. Farrell
Mark G. Conish
Adrian J. Huns
Joseph A. Sipia, Jr.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2007 (except as otherwise noted). The information in this section does not include information relating to the following:

•	distributions under the Executive Deferred Compensation Plan—see “2007 Nonqualified Deferred Compensation” for information regarding this plan,

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including our tax-qualified defined contribution plan,

•	restricted shares and shares underlying options that vested prior to the termination event—see the 2007 Outstanding Equity Awards at Fiscal Year-End table, and

•	short-term incentive payments that would not be increased due to the termination event.

Change in Control and Severance Agreements

We have entered into Change in Control and Severance Agreements with each executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50% or more of our Common Stock,

•
our stockholders approve a merger or other business combination or a sale of all or substantially all of our assets (and, in the case of Mr. Sipia, the sale of our Specialty Products Division in addition to the aforementioned), or

•
within any 24-month period, “incumbent Directors” no longer constitute at least a majority of the Board; incumbent Directors are (i) persons who were Directors immediately before the beginning of the 24-month period and (ii) persons who are elected to the Board by a two-thirds vote of the incumbent Directors.

    Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•	a lump sum equal to two times (three times for Mr. Craigie) the sum of such executive officer’s base salary plus target award for the year in which such termination occurs, and

•	a lump sum equal to the executive officer’s target award multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•
a lump sum equal to the executive officer’s base salary (Mr. Craigie will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter) and

•
a lump sum equal to the executive officer’s target award multiplied by a fraction equal to the portion of the year which has expired on the date of termination of employment (to be paid six months following the date of termination of employment).

“Good reason”  means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a demotion in title, position or duties; (ii) the executive officer’s base salary and target award percentage or benefits are decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event an executive officer is liable for payment of any excise tax under Section 4999 of the Internal Revenue Code of 1986, the executive officer will receive a special tax reimbursement equal to the excise tax plus any additional federal, state and local income taxes attributable to the excise tax reimbursement.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control), or, in the case of Mr. Craigie, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control), or, in the case of Mr. Craigie, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance and (iii) payment for unused vacation time. The agreement also contains non-competition and non-solicitation provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

Acceleration of Vesting Provisions Pertaining to Stock Options and Restricted Stock Upon a Change in Control

Under our Stock Award Plan, upon a change in control all stock options and restricted stock granted prior to the change in control immediately vest. The definition of “change in control” under the Stock Award Plan is substantially the same as the definition of “change in control” under the Change in Control and Severance Agreements.

Table of Benefits Upon Termination Events

The following tables show potential payments to the named executive officers upon termination of employment, including without limitation a change in control, assuming a December 31, 2007 termination date. In connection with the amounts shown in the table:

•
Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $54.07 closing price per share of our common stock on December 31, 2007.

•
Restricted stock benefit amounts are equal to the product of the number of restricted shares as to which vesting will be accelerated upon the occurrence of the termination event multiplied by the $54.07 per share closing price of our common stock on December 31, 2007.

•
Excise Tax and Gross-Up benefits are equal to the amount of the excise tax reimbursement to the named executive officer and additional reimbursed income tax liabilities resulting from the reimbursement.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

James R. Craigie

[Data to be included in Definitive Proxy Statement]
Benefit Type	Change in Control Termination without Cause or for Good Reason	Non-Change in Control Termination without Cause	For Cause or Voluntary Termination	Death or Disability
Severance Payments
Stock Options
Restricted Stock
Excise Tax and Gross-Ups
Health and Welfare Benefits

Matthew T. Farrell

[Data to be included in Definitive Proxy Statement]
Benefit Type	Change in Control Termination without Cause or for Good Reason	Non-Change in Control Termination without Cause	For Cause or Voluntary Termination	Death or Disability
Severance Payments
Stock Options
Restricted Stock
Excise Tax and Gross-Ups
Health and Welfare Benefits

Mark G. Conish

[Data to be included in Definitive Proxy Statement]
Benefit Type	Change in Control Termination without Cause or for Good Reason	Non-Change in Control Termination without Cause	For Cause or Voluntary Termination	Death or Disability
Severance Payments
Stock Options
Restricted Stock
Excise Tax and Gross-Ups
Health and Welfare Benefits

Adrian J. Huns

[Data to be included in Definitive Proxy Statement]
Benefit Type	Change in Control Termination without Cause or for Good Reason	Non-Change in Control Termination without Cause	For Cause or Voluntary Termination	Death or Disability
Severance Payments
Stock Options
Restricted Stock
Excise Tax and Gross-Ups
Health and Welfare Benefits

Joseph A. Sipia, Jr.

[Data to be included in Definitive Proxy Statement]
Benefit Type	Change in Control Termination without Cause or for Good Reason	Non-Change in Control Termination without Cause	For Cause or Voluntary Termination	Death or Disability
Severance Payments
Stock Options
Restricted Stock
Excise Tax and Gross-Ups
Health and Welfare Benefits

EQUITY COMPENSATION PLAN INFORMATION
AS OF DECEMBER 31, 2007

The following table provides information as of December 31, 2007 regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Plan Category	(a)	(b)	(c )
Equity Compensation Plans Approved by Stockholders	4,231,322	$30.24	2,587,319

PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000 SHARES

Our Board of Directors (the “Board”) has approved an amendment to our restated certificate of incorporation to increase the authorized number of shares of our common stock, $1.00 par value, by 150,000,000, shares from 150,000,000 shares to 300,000,000 shares, subject to stockholder approval.  The authorized number of shares of our preferred stock would not be affected and would continue to be 2,500,000 shares.

As of February 29, 2008, 66,386,203 shares of our common stock were issued and outstanding.  As of that date, an additional 6,818,641 shares of common stock were reserved for issuance under our equity compensation plans, including 4,236,472 shares underlying outstanding stock options, but not including unvested restricted shares, which we treat as outstanding.  If the stockholders approve the proposed Omnibus Equity Compensation Plan, a total of 8,236,472 shares will be reserved for issuance under our equity compensation plans, including 4,236,472 shares underlying stock options.  In addition, as of February 29, 2008, 3,223,685 shares of our common stock were issuable upon conversion of our 5.25% Convertible Senior Debentures due 2033.

The Board believes that the adoption of the proposed amendment is in the best interests of our stockholders.  The proposed increase in the number of shares of our authorized common stock will provide us with the ability to issue common stock for a variety of corporate purposes, including stock splits or other recapitalizations, acquisitions or other business development efforts, equity financings, grants of stock options and other equity-based instruments, and other corporate purposes.

We do not have any present plans, agreements or understandings regarding the issuance of our common stock other than under our equity compensation plans, proposed Omnibus Equity Compensation Plan and convertible debentures.  No further action or authorization by our stockholders would be necessary prior to the issuance of the additional shares of common stock unless required by applicable law or by the rules of the New York Stock Exchange or any other stock exchange on which our securities may then be listed.  If the proposed amendment is approved, it will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

If the proposed amendment to our restated certificate of incorporation is approved, the additional authorized common stock would have rights identical to our currently outstanding common stock.  The proposed increase in the number of shares of common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect on current holders of our common stock. However, to the extent that the additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing stockholders and dilute earnings and book value on a per share basis. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

We are not seeking approval of the proposed amendment to inhibit a change of control.  We are aware, however, that under certain circumstances the issuance of common stock could discourage, or make more difficult, efforts to obtain control of us, although we are not aware of any pending or threatened efforts to acquire control of us.

If the proposed amendment is approved, a certificate of amendment will be filed with the Secretary of State of the State of Delaware amending paragraph (a) of Article FOURTH of our Restated Certificate of Incorporation in its entirety as follows:

“FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 302,500,000 shares of two classes: 300,000,000 shares shall be Common Stock, at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.”

Your Board Recommends a Vote FOR approval of the amendment to our restated certificate of incorporation.

PROPOSAL TO APPROVE THE
CHURCH & DWIGHT CO., INC. OMNIBUS EQUITY COMPENSATION PLAN

On March 5, 2008, the Board adopted the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan (the “Plan”), subject to stockholder approval.  The Board has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting.  Stockholder approval is being sought (i) in order to meet the New York Stock Exchange listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (the “Code”) (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

Under the Plan, selected employees and non-employee Directors will have the opportunity to receive grants of equity-based awards.  The Board believes that the Plan will encourage participants to contribute significantly to our growth and will align the economic interests of the participants with our stockholders.

If approved by the stockholders, the Plan will become effective on May 1, 2008.  If for any reason our stockholders do not approve the Plan at the Annual Meeting, the Plan will not become effective and no grants will be made under the Plan.  If the Plan is approved by our stockholders, then no further grants will be made under our Stock Award Plan, Directors Stock Option Plan or Directors Compensation Plan.

The material terms of the Plan are summarized below.  A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A.  This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights

•	Other stock-based awards

    The Plan authorizes up to 4,000,000 shares of Common Stock for issuance, subject to adjustment as described below.  Within this limit, the maximum aggregate number of shares of Common Stock that may be issued under stock awards, stock units and other stock-based awards during the term of the Plan is 1,000,000 shares, also subject to adjustment as described below.

If and to the extent options and stock appreciation rights granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Plan.  Shares of Common Stock surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes, will not be reissued under the Plan.  If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights.  Stock units that are designated in the grant agreement to be paid in cash rather than in shares of Common Stock will not count against the aggregate share limit.

The Plan provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 750,000 shares, subject to adjustment as described below.  All grants under the Plan will be expressed in shares of Common Stock.  If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a participant may not accrue more than $100,000 of such dividend equivalents during any calendar year.

Administration.  The Plan initially will be administered and interpreted by the Compensation & Organization Committee.  The Board may appoint any other committee of non-employee directors to administer the Plan.  We refer to the committee administering the Plan as the “Committee.”  In addition, the Board will administer the Plan for non-employee Directors, and references below to the Committee include the Board where appropriate.  The Committee may appoint an administrative committee comprised of our employees to perform ministerial functions under the Plan.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and any acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan.  Grants made by the Committee may be subject to ratification by the Board.

Eligibility for Participation.  All of our employees and the employees of our subsidiaries, and all of our non-employee directors, are eligible to receive grants under the Plan.  As of February 29, 2008, approximately 270 employees and 11 non-employee directors are eligible to receive grants under the Plan.

Types of Awards.

Stock Options

The Committee may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant.  The exercise price of options granted under the Plan will be equal to or greater than the last sale price of the underlying shares of Common Stock reported on the New York Stock Exchange on the date of grant.

An ISO may not be granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock unless the exercise price per share is not less than 110% of the last reported sale price of the underlying shares of Common Stock on the date of grant.  To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant.  The Committee will also determine the other terms and conditions of options, including the date or dates they become exercisable.  The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

A participant may exercise an option by delivering a notice of exercise to us.  The participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Committee permits, by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve.

The Committee will determine under what circumstances, if any, and during what time periods a participant may exercise an option after termination of employment or service.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan.  Each stock unit provides the participant with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock at a future date.  The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units.  Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee.  If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.  The Committee may accelerate the vesting of any or all outstanding stock units at any time for any reason.  The Committee will determine in the grant agreement under what circumstances a participant may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

The Committee may grant dividend equivalents in connection with stock units.  Dividend equivalents will be payable in cash or shares of Common Stock and may be paid currently or may be deferred.  The terms and conditions of dividend equivalents will be determined by the Committee.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan.  The Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant.  The Committee may accelerate the vesting of any or all outstanding stock awards at any time for any reason. The Committee will determine in the grant agreement under what circumstances a participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Committee will determine whether and under what conditions participants will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period.  The Committee may determine that a participant’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.  Accumulated dividends may be paid in cash, shares of Common Stock or in such other form as dividends are paid on Common Stock, as determined by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the Plan.  SARs may be granted in tandem with, or independently of, any option granted under the Plan.  Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount for the SAR.  Payment will be made in cash, shares of Common Stock or a combination of the two.

The base amount of each SAR will be determined by the Committee and will be not less than the last sale price of a share of Common Stock reported on the New York Stock Exchange on the date of grant of the SAR.  The Committee will determine the terms and conditions of SARs, including when they become exercisable.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee will determine under what circumstances and during what time periods a participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units and stock awards.  The Committee may grant other stock-based awards to anyone eligible to participate in the Plan.  These grants will be based on or measured by shares of Common Stock, and will be payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock.  The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation.  The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents or other stock-based awards granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below).  Prior to, or soon after the beginning of, the relevant performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met and any other conditions.  The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the participant’s death or disability during the performance period, a change of control, or other specified circumstances, in each case consistent with Department of the Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, net income, income from operations, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on stockholder equity, total shareholder return, return on invested capital, expenses, book value, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships.  The performance goals may relate to one or more business units or the performance of our company and our subsidiaries as a whole, or any combination of the foregoing.

The Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Committee as qualified performance-based compensation.  At the end of the performance period, the Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

Deferrals.  The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with any grant under the Plan.  The Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions.  If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.  Any fractional shares resulting from such adjustment will be eliminated.  In addition, in the event of a change of control, the provisions of the Plan applicable to a change of control will apply.

Change of Control.  Unless the Board determines otherwise, effective upon the date of the change of control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•	All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target values, or in such greater amounts as the Board may determine.

Notwithstanding the foregoing, in the event of a change of control, the Board may take any of the following actions with respect to any or all outstanding grants under the Plan:

•
Require that participants surrender their options and SARs in exchange for payment by us, in cash or shares of our Common Stock as determined by the Board, in an amount equal to the amount by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board deems appropriate;

•
Determine that participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Board; or

•
Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to grants in effect before the change of control.

For purposes of the Plan, a change of control will be deemed to have occurred if one of the following events occurs:

•	Any person becomes the beneficial owner of shares of Common Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Board;

•
Consummation of any merger or other business combination of our company, sale of all or substantially all of our assets or a combination of the foregoing transactions, other than a transaction involving only us and one or more of our subsidiaries or a transaction immediately following which our stockholders immediately prior to the transaction continue to have a majority of the voting power in the resulting entity; or

•
A majority of the members of the Board is replaced during any 24-month period by directors whose appointment or election is not endorsed by at least two-thirds of the members of the Board prior to the date of the appointment or election.

    The Board may provide in a grant agreement that a sale or transaction involving a subsidiary or one of our business units will be considered a change of control for purposes of a grant, or establish other provisions that will be applicable in the event of a specified transaction.

Transferability of Grants.  Only the participant may exercise rights under a grant during the participant’s lifetime.  A participant may not transfer those rights except by will or the laws of descent and distribution.  The Committee may provide, in a grant agreement, that a participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Participants Outside the United States.  If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options or SARs.  Neither the Board nor the Committee can amend the Plan or options or SARs previously granted under the Plan to permit a repricing of options or SARs, without prior stockholder approval.

Amendment and Termination of the Plan.  The Board may amend or terminate the Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements.  The Plan will terminate on May 1, 2018, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation.  The Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan, if required by section 162(m) of the Code for qualified performance-based compensation.

Grants Under the Plan.  No equity grants have been made under the Plan. Grants to employees under the Plan are discretionary, so it is not currently possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the Plan after the Annual Meeting.  Under the Board’s policy for compensating non-employee directors, each non-employee director will receive compensation (i.e., annual retainer and meeting fees) in the form of shares of our Common Stock each quarter, unless the director elects to defer payment of such compensation until the director ceases to be a member of the Board.  A non-employee director may also elect each year for the next following year to receive his or her compensation 50% in cash and 50% in shares of Common Stock instead of 100% in shares of Common Stock.  See “Corporate Governance - Compensation Plan for Directors” and “Corporate Governance - Deferred Compensation Plan for Directors” for additional information.  In addition to the foregoing compensation, our non-employee directors will be eligible to receive an option to purchase 5,000 shares of our Common Stock on the date of the Annual Meeting.  Newly-elected non-employee directors will be eligible to receive an option to purchase 5,000 shares of our Common Stock on the date of election, but may not receive more than one grant in any calendar year.

The last reported sale price of our Common Stock on February 29, 2008, was $53.46 per share.

Federal Income Tax Consequences

The federal income tax consequences of grants under the Plan will depend on the type of grant.  The following description provides only a general description of the application of federal income tax laws to grants under the Plan.  This discussion is intended for the information of stockholders and not as tax guidance to participants, as the consequences may vary with the types of grants made, the identity of the participants and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

From the participants’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan.  Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold.  The tax rate applicable to capital gain will depend upon how long the participant holds the shares.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the participant.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the participant makes a special election to accelerate taxation under section 83(b) of the Internal Revenue Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant.  However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or other specified officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.  We intend that options and SARs granted under the Plan will be qualified performance-based compensation.  Stock units, stock awards, dividend equivalents and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of one or more of the specific performance goals discussed above, in accordance with the requirements of section 162(m) of the Code.

We have the right to require that participants pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants.  We may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations.  The Committee may permit a participant to satisfy the participants’ withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Your Board Recommends a Vote FOR approval of the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP to audit our consolidated financial statements and our internal control over financial reporting for 2008. In accordance with past practice, this selection will be presented to the stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by the stockholders. Deloitte & Touche LLP has served as our auditors since 1969.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. we and some brokers may household annual reports to stockholders and proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate annual report to stockholders and proxy statement, or if a stockholder received multiple copies of the annual report and proxy statement and would prefer to receive a single copy in the future, the stockholder should submit a request to the stockholder’s broker if the shares are held in a brokerage account or to our transfer agent, Computershare Investor Services LLC, 2 N. LaSalle St., Chicago, Illinois 60602, phone: 312-588-4219, if the shares are registered in the name of the stockholder. We will promptly send additional copies of the annual report and proxy statement following receipt of a request for additional copies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our Directors and executive officers, and persons holding more than ten percent of our Common Stock are required to file with the Securities and Exchange Commission initial reports of their ownership of the our Common Stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2007, except that Ms. Albright, Dr. Dixon and Messrs. Cugine, Farrell, Irwin, Leaman, LeBlanc, McCabe, Saligram, Tursi and Whitney each inadvertently filed one late report relating to a single transaction, and Mr. Davies filed two late reports each relating to a single transaction.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2009 Annual Meeting of Stockholders must be received at our principal executive offices (to the attention of the Secretary) no later than November 27, 2008 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In connection with any proposal submitted by stockholders for consideration at the 2009 Annual Meeting of Stockholders, other than proposals submitted for inclusion in our proxy statement and proxy, the persons named in the enclosed form of proxy may exercise discretionary voting authority with respect to proxies solicited for that meeting, without including advice on the nature of the matter and how the persons intend to vote on the proposal, if appropriate notice of the stockholder’s proposal is not received by us at our principal executive offices by February 11, 2009.

ANNUAL REPORT AND FORM 10-K

Our annual report to stockholders for 2007, including financial statements, is being furnished, simultaneously with this proxy statement to all stockholders of record as of the close of business on March 14, 2008, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2007, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey, 08543-5297 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

SUSAN E. GOLDY
Executive Vice President, General Counsel and
Secretary

Princeton, New Jersey
_____________, 2008

Exhibit A

CHURCH & DWIGHT CO., INC.

OMNIBUS EQUITY COMPENSATION PLAN

Adopted by Board of Directors on: ______
Approved by Stockholders on: _______

CHURCH & DWIGHT CO., INC.

OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

The purpose of the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Church & Dwight Co., Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive Grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.  The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.  The Plan shall be effective as of May 1, 2008, subject to approval by the shareholders of the Company.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Company Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii) The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

(iii) Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision.

(c) “Code” means the Internal Revenue Code of 1986, as amended

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, provided that such committee shall consist of two (2) or more individuals who are “outside directors” to the extent required by and within the meaning of section 162(m) of the Code and related Treasury regulations, (ii) with respect to Grants made to  Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.  Grants made by the Compensation Committee or another committee may be subject to ratification by the Board.

(e) “Company” means Church & Dwight Co., Inc. a corporation organized under the laws of the state of Delaware, or any successor corporation.

(f) “Company Stock” means the common stock of the Company.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan means May 1, 2008, subject to approval of the Plan by the shareholders of the Company.

(i) “Employee” means an employee of the Employer (including employees who are officers or members of the Board), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company, its successors and assigns, and any Subsidiary, and any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred..

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(o) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(r) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(s) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(t) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(u) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(v) “Plan” means this Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, as in effect from time to time.

(w) “Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8

3.	Administration

(a) Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized.  The total aggregate number of shares of Company Stock that may be issued under the Plan is 4,000,000 shares, subject to adjustment as described in subsection (e) below.

(b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards.  Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 1,000,000 shares, subject to adjustment as described in subsection (e) below.

(c) Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.  If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs.  To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(d) Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 750,000 shares, subject to adjustment as described in subsection (e) below.  The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000.

(e) Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons.  All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.  The Committee may accelerate the vesting of any or all outstanding Stock Units at any time for any reason.

(c) Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.  The Committee may accelerate the vesting of any or all outstanding Stock Awards at any time for any reason.

(b) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a).  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that Dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the Dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated Dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as Dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs.  The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option.  The following provisions are applicable to SARs:

(i) General Requirements.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the Grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability.  An SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment.  The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards.  The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply.

(b) Performance Goals.  When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals that are based on  one or more of the following criteria:  stock price, earnings per share, price-earnings multiples, net income, income from operations, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on shareholder equity, total shareholder return, return on invested capital, expenses, book value, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships.  The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing.  Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13.	Withholding of Taxes

(a) Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA and Medicare), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA and Medicare), state and local tax liabilities.

14.	Transferability of Grants

(a) Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15.	Consequences of a Change of Control

(a) Notice and Acceleration.  Unless the Board determines otherwise before a Change of Control, effective upon the date of a Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Board may determine.

(b) Other Alternatives.  Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Board may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Board determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Board may terminate any or all unexercised Options and SARs at such time as the Board deems appropriate, (iii) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Board may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Board, or (iv) the Board may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to Grants in effect before the Change of Control.  Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.  Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Board may specify.

(c) Other Transactions.  The Board may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Board may establish other provisions that shall be applicable in the event of a specified transaction, including as may be required by section 409A of the Code.

16.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17.	Amendment and Termination of the Plan

(a) Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that if an amendment is required to be approved by the shareholders under applicable law or stock exchange requirements, the Board shall provide that any such amendment shall be subject to approval by the Company’s shareholders.   No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in order to comply with a change in the Code or in applicable law or regulations or to comply with applicable stock exchange requirements.

(b) No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing.  The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.”  The Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11 if additional  Grants are to be made under Section 11 after such date and if required by section 162(m) of the Code

(d) Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.  The termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Grant.

18.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted grants, as determined by the Committee

(b) Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

PROXY	CHURCH & DWIGHT CO., INC.	PROXY
ANNUAL MEETING OF STOCKHOLDERS - MAY 1, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints ROSINA B. DIXON, J. RICHARD LEAMAN, JR. and ROBERT D. LEBLANC, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the Undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, the 1st day of May, 2008 at the  HYATT REGENCY PRINCETON , 102 Carnegie Center, Route 1 North, Princeton, New Jersey 08540 at 11:00 a.m., and at all adjournments or postponements thereof, subject to the directions indicated on this proxy card:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.	Election of Directors.				Nominees:
	☐	FOR all nominees at right (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed at right	James R. Craigie	Robert A. Davies, III
					Rosina B. Dixon	Robert D. LeBlanc

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to Church & Dwight's restated certificate of incorporation to increase the authorized common stock from 150 million shares to 300 million shares.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Approval of the Church & Dwight Co. Inc. Omnibus Equity Compensation Plan.	☐	☐	☐
(continued on reverse side)

 (continued from reverse side)

		FOR	AGAINST	ABSTAIN
4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm to audit the Church & Dwight Co., Inc. 2008 consolidated financial statements.	☐	☐	☐

5.	On other matters which may properly be brought before the meeting and any adjournments or postponements thereof.

IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

I PLAN TO ATTEND MEETING ☐

Your vote is important. Remember, internet and telephone voting are available.

Date: , 2008

______________________________________________________
Signature

______________________________________________________
Signature

Please sign exactly as name appears hereon. Where shares are held jointly, each holder should sign. Executors, administrators, trustees and others signing in a representative capacity should so indicate. If a signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.